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                                                                       EXHIBIT f

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1994-3 Monthly Statement
                      Class A Certificate CUSIP #25466KAL3
                      Class B Certificate CUSIP #25466KAM1


Trust Distribution Date: May 15, 1997         Due Period Ending:  April 30, 1997

Pursuant to the Series Supplement dated as of October 20, 1994 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

     Series  1994-3                           Total         Interest      Principal
        Class A      30 days at 5.877500000%  $4.897916667  $4.897916667  $0.000000000

        Class B      30 days at 7.750000000%  $6.458333333  $6.458333333  $0.000000000

2.   Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,275,796,676.00
     Seller Interest                                    $5,234,004,728.63

     Total Master Trust                                $17,509,801,404.63


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1994-3 Investor Interest                      $789,474,000.00

 (e) Class A Investor Interest                            $750,000,000.00

     Class B Investor Interest                             $39,474,000.00

3.   Allocation of Receivables Collected During the Due Period

                                     Finance Charge     Principal       Yield
                                      Collections      Collections   Collections

 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation   $194,588,436.23 $1,454,549,002.22   $0.00

     Seller:                          $82,642,559.96   $617,753,323.20   $0.00

(b)  Group One Allocation            $161,320,716.69 $1,205,872,723.17   $0.00

(c)  Group Two Allocation             $33,267,719.54   $248,676,279.05   $0.00

(d)  Series 1994-3 Allocations        $12,530,841.03    $93,668,065.11   $0.00

(e)  Class A Allocations              $11,893,209.74    $88,901,769.76   $0.00

     Class B Allocations                 $637,631.29     $4,766,295.35   $0.00



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4.   Information Concerning the Series Principal Funding Accounts ("SPFA")

                         Deposits into
                         the SPFAs This   SPFA   Deposit Deficit  Investment
                           Due Period    Balance     Amount         Income

     Series 1994-3          $0.00         $0.00       $0.00           $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
                                                             Total Payments
                              Amount Paid    Deficit Amount   Through This
                            This Due Period  This Due Period   Due Period

     Series 1994-3                 $0.00           $0.00            $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")

                                           Deposits Into
                                          the SIFAs This
                                            Due Period       SIFA Balance

     Series 1994-3                        $3,928,373.75          $0.00

7.   Pool Factors

                                                            This Due Period

     Class A                                                1.00000000

     Class B                                                1.00000000

8.   Investor Charged-Off Amount
                                                               Cumulative
                                                                Investor
                                                               Charged-Off
                                         This Due Period          Amount

 (a) Group One                           $65,221,013.43            $0.00

 (b) Group Two                           $13,449,942.62            $0.00

 (c) Series 1994-3                        $5,066,145.06            $0.00

 (d) Class A                              $4,808,354.49            $0.00

     Class B                                $257,790.57            $0.00

9.   Investor Losses This Due Period
                                                             Per $1,000 of
                                                            Original Invested
                                                 Total         Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1994-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

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10.  Reimbursement of Investor Losses This Due Period         Per $1,000 of
                                                            Original Invested
                                                  Total        Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1994-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses         Per $1,000 of
                                                            Original Invested
                                                  Total        Principal

 (a) Group One                                    $0.00          $0.00

 (b) Group Two                                    $0.00          $0.00

 (c) Series 1994-3                                $0.00          $0.00

 (d) Class A                                      $0.00          $0.00

     Class B                                      $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period

 (a) Group One                                           $16,959,661.13

 (b) Group Two                                            $3,500,000.00

 (c) Series 1994-3                                        $1,315,790.00

 (d) Class A                                              $1,250,000.00

     Class B                                                 $65,790.00

13.  Class Available Subordinated Amount at the end of the Due Period
                                                            As a Percentage
                                                              of Class A
                                              Total         Invested Amount

     Series 1994-3 Class B               $83,131,612.20        11.0842%

14.  Total Available Credit Enhancement Amounts

                                             Shared Amount  Class B Amount

     Maximum Amount                               $0.00     $39,473,700.00

     Available Amount                             $0.00     $39,473,700.00

     Amount of Drawings on Credit Enhancement
      for this Due Period                         $0.00              $0.00
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15.  Delinquency Summary

     End of Due Period Master Trust Receivables Outstanding  $17,800,038,789.47

                         Delinquent Amount Percentage of Ending
     Payment Status      Ending Balance    Receivables Outstanding

     30-59 days           $482,660,632.79          2.71%

     60-179 days          $749,583,219.19          4.21%


                                FIRST BANK NATIONAL ASSOCIATION
                                as Trustee


                              BY: ____________________________

                                       Vice President



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                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1994-3 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

      The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 20, 1994 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1994-3 Master Trust Certificates for the Distribution Date occurring on May 15, 1997:


 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                        $2,349,533,321.54

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                           $88,901,769.76

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                    $11,893,209.74

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to    $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                      $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to        $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                  $3,673,437.50

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 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                            $4,766,295.35

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                       $637,631.29

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to    $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                      $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                    $254,936.25

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of May, 1997.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:_________________________
                          Vice President, Director of Accounting,
                          and Treasurer